Exhibit 10.3

Termination of Employment and Release Agreement

This Termination of Employment and Release Agreement (this “Agreement”) is made and entered into as of August 1, 2017 (the “Effective Date”), by and between Marathon Patent Group, Inc., a Nevada corporation, with an address at 11100 Santa Monica Boulevard, Suite 380, Los Angeles, California 90025 (the “Company”) and Erich L. Spangenberg, with an address at 19 Avenue Raymond Poincare, Paris, France 75016 (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Executive has served as an employee of the Company from May 11, 2016 until the Effective Date; and

WHEREAS, the Company and the Executive desire and agree to re-position the Executive as a consultant of the Company and not an employee.

NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements contained in this document, the Company and the Executive (collectively, the “Parties” and each, a “Party”) hereby agree as follows:

1.                  As of the Effective Date, the employment relations between the Company and the Executive will be deemed terminated and, as of such date, the Executive Employment Agreement between the Company and the Executive, dated May 11, 2016 (the “Employment Agreement”) will be deemed terminated and of no further force or effect.

2.                  On the Effective Date, the Company and the Executive will enter into that certain Consulting Agreement, dated on or about the Effective Date (the “Consulting Agreement”).

3.                  Given that the Company and the Executive are entering into the Consulting Agreement in parallel with the termination of the Executive’s employment, the Company hereby confirms that the termination of the Executive’s employment will not be considered ‘termination of employment with the Company’ under the 2014 Equity Incentive Plan (the “Plan”) or the Incentive Stock Option Agreement dated May 10, 2017 between the Executive and the Company (the “Option Agreement”) for the purpose of the Executive maintaining any and all of his rights with respect to any and all Company options granted to the Executive by the Company or to which he is entitled (the “Options”), and the Options will remain valid and in effect, and will continue to vest in accordance with the Option Agreement, as if no termination of employment has occurred.

4.                  Notwithstanding anything to the contrary in the Employment Agreement, the Executive is hereby released from any non-competition and non-solicitation obligations and, all other covenants in the Employment Agreement, provided that the Executive shall remain bound by the confidentiality obligations contained in the Employment Agreement for a period of three (3) years.

5.                  It is hereby agreed between the Parties that any business or other opportunity relating in whole or in part to the patent or intellectual property monetization space (the “Patent Business Opportunities”) whether previously presented by the Executive to the Company, which the Executive became aware during the course of his employment with the Company or which the Executive discovers following the termination of his employment with the

Company shall be available to the Executive to freely pursue without any undertaking or obligation to the Company.  As additional consideration, the Company hereby transfers to the Executive a non-exclusive right to all of the Company’s historical information, data, information and rights relating to the Patent Business Opportunities for the Executive and his assigns to pursue or abandon for the exclusive benefit of the Executive and his assigns.

6.                  Each Party, for itself, its respective affiliates, employees, officers, directors, representatives, predecessors in interest, successors and assigns (collectively, the “Releasing Parties”) knowingly, voluntarily, and irrevocably releases, forever discharges and covenants not to sue the other Party, its respective affiliates, employees, officers, directors, representatives, predecessors in interest, successors and assigns (collectively, the “Released Parties”) from and against any and all rights, claims, losses, lawsuits or causes of action (at law or in equity), liabilities, duties, actions, demands, expenses, breaches of duty, damages, obligations, proceedings, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, agreements, promises, judgments, and executions of whatever nature, type, kind, description or character (each a “Claim”), whether known or unknown, suspected or unsuspected, vested or contingent, past or present, that a Releasing Party had, now has or hereafter can, shall or may have against or with respect to the Released Parties or any of them for, upon or by reason of any matter, cause or thing related to or arising from the Executive’s employment or provision of services or termination thereof prior to the Effective Date.  The Releasing Parties hereby waive the benefits of any provisions of the law of any state or territory of the United States, or principle of common law, which provides that a general release does not extend to claims which the Releasing Parties do not know or suspect to exist in its favor at the time of executing the release, which if known to it, may have materially affected the release.  It is hereby agreed by the Parties that this Release shall not affect or limit any Claims arising under this Agreement.

7.                  Each Party represents and warrants to the other Party that the execution and delivery of this Agreement and the fulfillment of the terms hereof: (i) have been duly approved by all necessary corporate action on the part of such Party; (ii) will not constitute a default under or breach of any agreement or other instrument to which the Party is a party or by which the Party is bound and (ii) do not require the consent of any person or entity, which consent has not heretofore been received.

8.                  This Agreement constitutes and embodies the full and complete understanding and agreement of the Parties with respect to the subject matter hereof and supersedes all prior understandings and agreements, whether oral or written, between the Executive and the Company, and shall not be amended, modified or changed except by an instrument in writing executed by the Party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either Party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

9.                  This Agreement shall inure to the benefit of, be binding upon and enforceable against, the Parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

10.           The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

11.           All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by reputable national overnight delivery service (e.g. Federal Express) for overnight delivery to the party at the address set forth in the preamble to this Agreement, or to such other address as either party may hereafter give the other party notice of in accordance with the provisions hereof.  Notices shall be deemed given on the sooner of the date actually received or the third business day after deposited in the mail or one business day after deposited with an overnight delivery service for overnight delivery.

12.           This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, exclusive of its choice of law rules and any dispute shall be resolved in an arbitration proceeding by one (1) arbitrator selected pursuant to the rules of the International Chamber of Commerce (the “ICC”), as they then exist exclusively at the International Chamber of Commerce located in Paris, France. The ruling of the ICC shall be enforceable anywhere in the world. The arbitration shall be conducted in the English language. The Parties hereby waive any and all objection to venue or any other objection that may be raised to resolving disputes as set forth in this Section 12.

13.           This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one of the same instrument. The parties hereto have executed this Agreement as of the date set forth above.

14.           Each Party represents and warrants to the other Party, that such Party has the full power and authority to enter into this Agreement and to perform such Party’s obligations hereunder and that the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder will not conflict with any other agreement to which such Party is a party.

[Signature page follows immediately]

IN WITNESS WHEREOF, Executive and the Company have caused this Termination of Employment and Release Agreement to be executed as of the date first above written.

MARATHON PATENT GROUP, INC.

By:
Name:
Title:

ERICH L. SPANGENBERG

Erich Spangenberg